EXHIBIT 10.37

SENIOR SUBORDINATED SECURED BRIDGE NOTE PURCHASE AGREEMENT

This Senior Subordinated Secured Bridge Note Purchase Agreement, dated as of September 1, 2005 (the “Agreement”), by and among Axeda Systems Inc., a Delaware corporation (the “Company”), Axeda Systems Operating Company, Inc., a Massachusetts corporation and an indirect wholly owned subsidiary of the Company (“ASOC”), and Axeda IP, Inc., a Nevada corporation and an indirect wholly owned subsidiary of the Company (“AIP” and, together with ASOC, the “Guarantors”), and the persons listed on Schedule 1 hereto (the “Purchasers”):

WITNESSETH:

WHEREAS, pursuant to the terms of the Senior Secured Bridge Note Purchase Agreement, dated as of July 8, 2005 and as amended from time to time, among the Company, the Guarantors and the Purchasers (the “Senior Bridge Agreement”), the Purchasers made senior secured loans to, and received promissory notes representing an aggregate principal amount of $600,000 (the “Senior Bridge Notes”) from, the Company (the “Senior Bridge Debt”);

WHEREAS, the Company, ASOC and AIP (“Sellers”) and ASOC Acquisition Corp., an affiliate of the Purchasers (“Buyer”), entered into the Asset Purchase Agreement dated as of the date hereof (as it may be amended from time to time, the “Asset Purchase Agreement”), pursuant to which the Buyer has agreed to purchase substantially all of the assets of Sellers’ device relationship management software and applications business subject to the terms and conditions set forth in the Asset Purchase Agreement; and

WHEREAS, in connection with the execution of the Asset Purchase Agreement, the Purchasers have agreed to make senior subordinated secured loans of up to an aggregate principal amount of $900,000 to the Company and the Guarantors, upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.    The Notes and the Guaranty.

(a)    The Company has authorized the issuance and sale, in accordance with the terms hereof, of the Company’s 7% Senior Subordinated Secured Bridge Notes in the original aggregate principal amount of up to $900,000 (each individually, a “Note” and collectively, the “Notes”). Each Note will be substantially in the form set forth in Exhibit A hereto.

(b)    The Company’s obligations under the Notes shall be guarantied by the Guarantors. The Guarantors shall execute and deliver to the Purchasers the Amended and Restated Subsidiary Guaranty (the “Guaranty”) in substantially the form set forth in Exhibit B hereto.

2.    Purchase and Sale of Notes. At the Closing (as defined below), the Company shall issue and sell to the Purchasers, and, subject to and in reliance upon the representations, warranties, terms and conditions contained herein, each Purchaser, severally and not jointly, shall purchase from the Company, a Note in up to the aggregate principal amount set forth opposite such Purchaser’s name on Schedule 1 hereto under the heading “Maximum Principal Amount.” Subject to the terms and conditions hereof, the Maximum Principal Amount for each Purchaser shall be payable in separate installments by each Purchaser in the amounts set forth opposite such Purchaser’s name on Schedule 1 hereto under the headings “First Installment Amount” and “Subsequent Installment Amount,” respectively (collectively for each Purchaser, the “Installment Amounts”). The Installment Amounts shall be payable in accordance with the terms of Sections 3 and 4 hereof.

3.    Closing.

(a)    The consummation of the purchase and sale of the Notes (the “Closing”) shall be held at 10:00 a.m. on September 1, 2005 (the “Closing Date”), or such other date and time as shall be mutually agreed upon. At the Closing, (i) the Company shall issue the Notes, dated as of the Closing Date, payable to the order of each Purchaser in the aggregate principal amount set forth opposite such Purchaser’s name on Schedule 1 hereto under the heading “Maximum Principal Amount,” and (ii) the Guarantors shall execute and deliver to the Purchasers the Guaranty. Promptly following the Closing (but in any event within five (5) days following the Closing), in exchange for the issuance of the Notes and the Guaranty, each Purchaser shall deliver to the Company, by way of wire transfer of immediately available United States funds, the amount set forth opposite such Purchaser’s name on Schedule 1 hereto under the heading “First Installment Amount” (the “First Installment”).

(b)    The obligations of the Purchasers to purchase the Notes and pay the First Installment Amount at the Closing are subject to the following conditions:

(i)    The representations and warranties of the Company set forth in this Agreement, the Security Agreement (defined below) and in the Asset Purchase Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the President of the Company shall have certified to the Purchasers in writing to such effect;

(ii)  The Company shall have performed and complied with all agreements contained in this Agreement and the other Bridge Loan Documents (defined below) required to be performed or complied with by it prior to or at the date of such Closing, and the President of the Company shall have certified to the Purchasers in writing to such effect;

(iii)  The Company and the Guarantors shall have duly executed and delivered to the Purchasers an Amended and Restated Security Agreement substantially in the form attached as Exhibit C (the “Security Agreement”);

(iv)  The Guarantors shall have duly executed and delivered to the Purchasers the Guaranty;

(v)  The Purchasers shall have received evidence in form and substance reasonably satisfactory to them that all filings, recordings and registrations, including, without limitation, the filing of duly executed financing statements on form UCC-1 and the requisite filings with the U.S. Patent & Trademark Office, necessary or desirable to perfect the liens created by the Security Agreement shall have been completed;

(vi)  The Company shall have obtained and delivered to the Purchasers, in form satisfactory to the Purchasers, all necessary consents of governmental agencies and third parties (including Laurus Master Fund, Ltd. (“Laurus”)) to permit the Company to enter into and perform its obligations under this Agreement, the other Bridge Loan Documents and the Asset Purchase Agreement;

(vii)  All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchasers, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request;

(viii)  The Company and Laurus shall have duly executed and delivered to the Purchasers an Amended and Restated Subordination Agreement substantially in the form attached as Exhibit D (the “Subordination Agreement”); and

(ix)  The Company and the Guarantors shall have (A) duly executed and delivered to the Buyer the Asset Purchase Agreement and (B) delivered to the Buyer the Voting Agreements (as defined in the Asset Purchase Agreement) (the Asset Purchase Agreement and the Voting Agreement collectively, the “Acquisition Documents”) duly executed and delivered by the parties thereto other than the Buyer.

For purposes of this Agreement, “Bridge Loan Documents” shall mean this Agreement, the Notes, the Senior Bridge Agreement, the Senior Bridge Notes, the Security Agreement, the Guaranty, the Subordination Agreement and that certain Grant of Security Interest in Patents and Trademarks, dated as of July 8, 2005 (the “P&T Security Agreement”), in each case as may be amended from time to time.

4.    Subsequent Installments.

(a)    Each of the Purchasers shall, subject to the terms and conditions hereof, make one or more additional advances to the Company in the aggregate amount up to (and not to exceed) the amount set forth opposite such Purchaser’s name on Schedule 1 hereto under the heading “Subsequent Installment Amount,” in one or more fundings from time to time from the Closing Date through the business day immediately preceding the Maturity Date (as defined below) (each such advance, a “Subsequent Installment” and, collectively, the “Subsequent Installments”).

(b)    If the Company desires the Purchasers to make a Subsequent Installment, it shall deliver a written request to the Purchasers, which request shall specify the amount of such Subsequent Installment (which shall be in minimum increments of no less than $100,000), the intended use of such Subsequent Installment funds and shall certify that the none of the events specified in clauses (i) through (iv) in Section 4(c) below shall have occurred (the “Funding Request Notice”); provided, however, that in no event shall the Company make a request for a Subsequent Installment sooner than fifteen (15) days following the funding of the most recent First Installment or any Subsequent Installment, as the case may be.

(c)    No Purchaser shall be obligated to fund any Subsequent Installment if any of the following shall have occurred: (i) any representation or warranty by the Company contained in the Bridge Loan Documents or in the Acquisition Documents shall be untrue or incorrect in any way on the date of such Subsequent Installment; (ii) the Company has not performed or has otherwise breached the covenants set forth in the Acquisition Documents required to be performed on or before the date of such Subsequent Installment; (iii) any breach or default (including an Event of Default (defined below)) shall have occurred and be continuing under this Agreement or any of the Bridge Loan Documents, or (iv) the Company shall have received any proposal or expression of interest relating to an Acquisition Proposal (as defined in the Asset Purchase Agreement) which Acquisition Proposal has not been rejected by the Company within five (5) business days of receipt (or prior to delivery of the Funding Request Notice (if earlier)).

(d)    Subject to the satisfaction of the conditions contained in this Section 4, the funding of any Subsequent Installment shall occur within five business days after the receipt of the applicable Funding Request Notice by delivery by Purchasers to the Company via wire transfer of immediately available United States funds, the amount listed in the Funding Request Notice delivered to such Purchaser. All Installment Amounts and all payments of principal and interest under each Note (or any portion, installment or drawdown thereon) shall be recorded by the applicable Purchaser and endorsed on the grid which is part of such Purchaser’s Note. The entries on the grid which is part of such Note shall be prima facie evidence of amounts outstanding thereunder. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Company or the Guarantors in respect of the First Installment or any Subsequent Installment. In no event shall the aggregate amount of all Subsequent Installments advanced by any Purchaser exceed the amount set forth opposite such Purchaser’s name on Schedule 1 hereto under the heading “Subsequent Installment Amount.” On or before the date of any Subsequent Installment, the Company shall deliver to the Purchasers such documents as may be requested by them.

5.    Terms of the Notes.

(a)    Maturity. The aggregate principal amount of the Notes, together with all accrued interest thereon, shall be due and payable in full (without notice, demand or presentment) on the earliest to occur of the following (the earliest of such events, the “Maturity Date”): (i) the date on which the Asset Purchase Agreement shall have been terminated (the payment in full of the Notes shall be a condition precedent to such termination of the Asset Purchase Agreement); (ii) the date on which the Company or any of its subsidiaries or affiliates enters into a letter of intent, written understanding or definitive agreement relating to an Acquisition Proposal or the Company otherwise takes any action adverse to the transactions contemplated under the Asset Purchase Agreement; (iii) the date on which the Asset Sale (as defined in the Asset Purchase Agreement) is consummated; (iv) the occurrence of an Event of Default (as defined below) and (v) December 15, 2005.

(b)    Interest. The aggregate principal amount of the Notes, from time to time outstanding, shall bear interest at a rate per annum equal to seven percent (7%). All accrued interest on the Notes shall be due and payable on the Maturity Date. All interest shall be computed for the actual number of days elapsed on the basis of a 360-day year and shall compound annually. From and after the occurrence of an Event of Default, the unpaid principal balance of the Notes and, to the extent permitted by law, the overdue interest thereon, shall bear interest at a rate per annum equal to ten percent (10%).

(c)    Payment; Usury.

(i)    All payments by the Company under this Agreement shall be made in United States dollars without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law. The Company, to the extent permitted by applicable law, waives presentment for payment, protest and demand, and notice of protest, demand and/or dishonor and nonpayment of the Notes, notice of any Event of Default, and all other notices or demands otherwise required by law that the Company may lawfully waive. If any day on which a payment is due pursuant to the terms of this Note is not a day on which banks in the Commonwealth of Massachusetts are generally open (a “Business Day”), such payment shall be due on the next Business Day following, and such extension of time shall in such case be included in the computation of payment of interest due.

(ii)  For so long as any of the Notes remain outstanding, the Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Purchasers, but will suffer and permit the execution of every such power as though no such law has been enacted.

(iii)  Notwithstanding anything herein or in the Notes which may be to the contrary, in no event, contingency, or circumstances whatsoever shall the interest or any amount deemed to be interest payable by the Company hereunder with respect to the Notes exceed the maximum amount permitted by applicable law and, to the extent that any payments in excess of such permitted amount are finally determined to have been received by the Purchasers, such excess shall be considered payments in respect of the principal of the Notes and, if the principal of the Notes has been paid in full, shall be refunded to the Company.

(d)    Security. The Notes shall be secured by and entitled to the benefits of the Security Agreement and the P&T Security Agreement.

6.    Use of Proceeds. The Company shall use, and shall cause it subsidiaries (including the Guarantors) to use, the proceeds from the sale of the Notes first to pay the accounts payable, operating expenses and other liabilities directly attributable to the operation of the Business (as defined in the Asset Purchase Agreement) and thereafter to pay such other expenses and liabilities of the Company and the Guarantors incurred or as may be incurred in the ordinary course of business; provided, that the Company and the Guarantors shall, and shall cause their respective subsidiaries to, use a portion of the proceeds to retain the services of employees and consultants involved in the Business to assure that the Business has sufficient personnel to continue operating in the ordinary course consistent with historical practice. If requested, the Company shall promptly provide the Purchasers with an accounting detailing the use of proceeds from the Senior Bridge Notes and the Notes.

7.    Priority. The Notes shall be subordinate only to the Senior Bridge Debt and shall be pari passu with the Laurus Debt (defined below) pursuant to the Subordination Agreement. The Notes are senior in all other respects (including the right of payment) to all other indebtedness of the Company and the Guarantors, now existing or hereafter incurred. All other indebtedness for borrowed money of the Company or the Guarantors, now existing or hereafter incurred, shall be unsecured (other than the Senior Bridge Debt and the Laurus Debt) and shall be subordinated to the Notes.

8.    No Prepayment. The Notes may not be prepaid by the Company.

9.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers that as of the Closing Date and the date of each Subsequent Installment (a “Subsequent Installment Date”):

(a)    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of the Company and the Guarantors is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification.

(b)    The Bridge Loan Documents have been duly authorized, executed and delivered by each of the Company and the Guarantors (to the extent a party thereto) and constitute the legal, valid and binding obligations of the Company and the Guarantors (to the extent a party thereto), enforceable in accordance with their respective terms.

(c)    Neither the execution and delivery of the Bridge Loan Documents nor the performance thereof has constituted or resulted in, nor will constitute or result in, a default or violation in any respect of any law or regulation applicable to the Company or the Guarantors or any term or provision of the organizational documents (including charter and by-laws) of the Company or the Guarantors, or any agreement or instrument by which either the Company or the Guarantors is bound or to which their properties or assets are subject.

(d)    No authorization, consent, approval, license, exemption of, or filing or registration with, any court or governmental department, commission, board, bureau, agency or instrumentality, is or will be necessary for, or in connection with, the offer, issuance, sale, execution or delivery by the Company or the Guarantors of, or for the performance by the Company and the Guarantors of their obligations under, the Bridge Loan Documents.

(e)    There is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or the Guarantors or affecting any of their properties or assets, nor has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted, that would prevent, restrict or impair the transactions contemplated by the Bridge Loan Documents or the performance by the Company and the Guarantors of their obligations under the Bridge Loan Documents.

(f)    No person has or will have, as a result of the transactions contemplated by this Bridge Loan Documents, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or any agent of the Company.

(g)    Other than indebtedness for borrowed money of the Company payable to Laurus pursuant to that certain Securities Purchase Agreement, dated as of October 4, 2004, between the Company and Laurus (the “Laurus Debt”) and the Senior Bridge Debt, there is no other indebtedness for borrowed money of the Company or the Guarantors.

10.    Covenants of the Company. Each of the Company and the Guarantors hereby covenants and agrees that, as long as any of the Notes are outstanding, it will not, and will cause each of its direct and indirect subsidiaries (if any) not to:

(a)  (i) Incur any additional indebtedness or (ii) repay any outstanding indebtedness for borrowed money other than cash payments on the Senior Bridge Debt, pro rata payment on the Laurus Debt in accordance with Section 5 of the Subordination Agreement or payments on the Laurus Debt in the form of equity permitted under Section 3 of the Subordination Agreement;

(b)    Create, incur, assume or suffer to exist, or permit any subsidiary to create, incur, assume or suffer to exist, any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any nature, upon or with respect to any of its properties, now owned or hereinafter acquired, or assign or otherwise convey any right to receive income, except that the foregoing restrictions shall not apply to liens, security interests or other charges or encumbrances (i) granted to the Purchasers pursuant to the Notes, (ii) granted in connection with the incurrence of the Senior Bridge Debt or the Laurus Debt, (iii) for taxes, assessments or governmental charges or levies on property of the Company or any subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings or (iv) imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business;

(c)    Merge or consolidate with, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) any portion of its assets associated with the Business (whether now owned or hereinafter acquired) or sell, assign or otherwise dispose of (whether in one transaction or in a series of transactions) any of its accounts receivable associated with the Business (whether now in existence or hereinafter created), to, any person, or permit any subsidiary to do any of the foregoing (other than pursuant to the Asset Purchase Agreement);

(d)    Declare or pay any dividends, purchase, redeem, retire, or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any subsidiary to do any of the foregoing;

(e)    Enter into any transaction with any holder of 5% or more of any class of capital stock of the Company, or any member of their families or any corporation or other entity in which any one or more of such stockholders or members of their immediate families directly or indirectly holds five percent (5%) or more of any class of capital stock except in the ordinary course of business and on terms not less favorable to the Company or the subsidiary than it would obtain in a transaction between unrelated parties; or

(f)    Amend or modify any of the terms of any of the agreements or instruments relating to any indebtedness for money borrowed, except the Senior Bridge Debt; provided, however, that the terms of the agreements and instruments relating to the Laurus Debt may be amended and modified solely in accordance with Section 6(c) of the Subordination Agreement.

11.    Event of Default. If, while any part of the principal of or interest on the Notes remains unpaid, any one of the following “Events of Default” shall occur:

(a)    the failure by the Company to pay the principal of or interest and expenses on the Notes when such payment is due;

(b)    the Company’s breach of its obligations under any of the Bridge Loan Documents or the Acquisition Documents;

(c)    the Company shall (i) have a receiver, trustee or liquidator appointed for it or for all or a substantial part of its assets; (ii) from this date forward, admit in writing to its inability to pay its debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated bankrupt or insolvent; (v) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law; (vi) file any answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or fail to dismiss such petition within sixty (60) days after the filing thereof; or (vii) take any action for the purpose of effecting any of the foregoing;

(d)    a payment default by the Company with respect to indebtedness that results in the acceleration of such indebtedness;

(e)    any representation or warranty made by the Company in any of the Bridge Loan Documents or the Acquisition Documents or in any certificate, instrument or written statement contemplated by or made or delivered pursuant to or in connection with the Bridge Loan Documents or the Acquisition Documents, shall prove to have been incorrect when made in any material respect;

(f)    except as set forth in Section 11(a), the failure by the Company to observe and perform any material covenant, condition and agreement under any of the Bridge Loan Documents or the Acquisition Documents which failure is not cured within fifteen (15) days after written notice from any Purchaser or discovery by the Company; or

(g)    an order, judgment or decree shall be entered by any court of competent jurisdiction, approving a petition seeking reorganization or liquidation of the Company, or appointing a receiver, trustee or liquidator of the Company of all or a substantial part of its assets, which such order, judgment or decree has not been effectively stayed within fifteen (15) days after entry;

then and in every such event, any Purchaser may, without notice to the Company, declare the Notes to be forthwith due and payable, whereupon the Notes shall forthwith become due and payable without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Company; provided, however, that upon the happening of any event under subsections (c) or (g) of this Section 11, then the Notes shall, without the taking of any action by the Purchasers, immediately become due and payable.

12.    Amendments, Waivers, Etc. Any provision in this Agreement and the Notes to the contrary notwithstanding, changes in or additions to this Agreement or the Notes may be made, and compliance with any covenant or provision herein or therein set forth may be omitted or waived, if the Company shall obtain consent thereto in writing from the holder or holders of at least a majority in principal amount of all Notes then outstanding.

13.    Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

14.    Expenses. Any expense incurred by the Purchasers (including, without limitation, reasonable attorneys’ fees and disbursements) in connection with the exercise of any right or remedy upon the occurrence of an Event of Default, or the enforcement of any rights under any of the Bridge Loan Documents, including costs of collection and reasonable attorneys’ fees and expenses, shall be paid by the Company within five days of receiving written notice thereof from a Purchaser.

15.    Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telecopy communication) and telecopied or delivered:

If to a Purchaser, at the address set forth in the signature pages hereto or at such other address as to which such Purchaser may inform the other parties in writing in compliance with the terms of this Section 15, with a copy to Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, MA 02109, Attn: Mark H. Burnett, Fax. No.: (617) 523-1231.

If to the Company or the Guarantors, at 21 Oxford Road, Mansfield, Massachusetts 02048, Fax No. (508) 337-9201 or at such other address as shall be designated by the Company in a written notice to the other parties complying as to delivery with the terms of this Section 15, with a copy to Arent Fox PLLC, 1675 Broadway, New York, NY 10019-5820, Attn: Steven D. Dreyer, Fax No. (212) 484-3990.

All such notices, requests, demands and other communications shall be in writing and shall be deemed to have been given (i) on the date of delivery, if personally delivered or telecopied to the party to whom notice is to be given, (ii) upon confirmed receipt after being deposited with a nationally recognized overnight delivery service for next business day delivery or (iii) on the third Business Day after mailing, if mailed to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid, and addressed to the addressee at the address of the addressee set forth herein, or to the most recent address, specified by written notice, given to the sender pursuant to this paragraph.

16.    Waiver of Jury Trial. THE COMPANY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, THE COMPANY HEREBY WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE COMPANY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE PURCHASERS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE PURCHASERS WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE PURCHASERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

17.    Prior Agreements; Survivability. This Agreement, together with the other Bridge Loan Documents and the Acquisition Documents, constitute the entire agreement between the parties and supercedes any other prior understandings or agreements concerning the subject matter hereof. All representations and warranties made in this Agreement and the Bridge Loan Documents or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof.

18.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement, and the rights and obligations of each Purchaser hereunder, may be assigned by such Purchaser to any person or entity to which the Notes are transferred by such Purchaser, and such transferee shall be deemed a “Purchaser” for purposes of this Agreement; provided that the transferee provides written notice of such assignment to the Company. The Company may not assign its rights under this Agreement.

19.    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart, or facsimile of a counterpart, of this Agreement, signed by the other parties hereto.

20.    No Waiver; Cumulative Remedies. No failure or delay on the part of any of the Purchasers, or any other holder of the Notes in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

21.    Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

22.    Further Assurances. From and after the date of this Agreement, upon the request of a Purchaser, the Company and the Guarantors each shall execute and deliver such instruments, documents and other writings as may be necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Bridge Loan Documents.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY:

AXEDA SYSTEMS INC.

By:   /s/ Robert M. Russell Jr.

Name: Robert M. Russell Jr.
Title: Chief Executive Officer

GUARANTORS:

AXEDA SYSTEMS OPERATING COMPANY, INC.

By:   /s/ Karen F. Kupferberg

Name: Karen F. Kupferberg
Title: Chief Financial Officer

AXEDA IP, INC.

By:   /s/ Lynn Magnani

Name: Lynn Magnani
Title: Secretary

PURCHASERS:

JMI EQUITY FUND V, L.P.
By: JMI Associates V, L.L.C.
its General Partner

By:   /s/ Bradford D. Woloson

Name: Bradford D. Woloson
Title: Managing Member

Address:       1119 St. Paul Street
Baltimore, MD 21202

JMI EQUITY FUND V (AI), L.P.
By: JMI Associates V, L.L.C.
its General Partner

By:   /s/ Bradford D. Woloson

Name: Bradford D. Woloson
Title: Managing Member

Address:       1119 St. Paul Street
Baltimore, MD 21202

Schedule 1

Name of Purchaser	Maximum Principal Amount	First Installment Amount	Subsequent Installment Amount
JMI Equity Fund V, L.P	$850,726.50	$850,726.50	--
JMI Equity Fund V (AI), L.P	49,273.50	49,273.50	--
Total:	$900,000.00	$900,000.00	--

EXHIBIT A

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

7% SENIOR SUBORDINATED SECURED BRIDGE NOTE

[$______]         September 1, 2005

FOR VALUE RECEIVED, Axeda Systems, Inc., a Delaware corporation, with its principal executive offices located at 21 Oxford Road, Mansfield, Massachusetts 02048 (“Company”), hereby promises to pay to the order of [___________] (“Holder”), at [______________] or at such other place as may be designated from time to time in writing by Holder, up to a maximum principal amount of _______ Dollars ($____) or, if less, the aggregate unpaid principal amount of the loans advanced by the Holder pursuant to the terms of the Senior Subordinated Secured Bridge Note Purchase Agreement, dated as of September 1, 2005, among the Company, Axeda Systems Operating Company, Inc., a Massachusetts corporation and an indirect wholly owned subsidiary of the Company and Axeda IP, Inc., a Nevada corporation and an indirect wholly owned subsidiary of the Company (collectively, the “Guarantors”), and the purchasers named therein (as may be amended, restated or modified from time to time, the “Agreement”), on the dates and terms set forth in the Agreement, together with interest thereon on the dates and at the rates set forth in the Agreement. All payments received by Holder hereunder will be applied first to costs of collection, if any, then to interest and the balance to principal. All principal and interest outstanding on this Note shall be payable in lawful money of the United States of America.

This 7% Senior Subordinated Secured Bridge Note is one of a duly authorized series of 7% Senior Subordinated Secured Bridge Notes (each, a “Note,” and collectively, the “Notes”) with an original aggregate principal amount of up to $900,000 issued pursuant to, and entitled to the benefits of, the Agreement, which Agreement sets forth certain terms and conditions of, and certain rights, limitations, duties and obligations relating to, the Notes. In the event any term of this Note conflicts with the terms of the Agreement, the terms of the Agreement shall govern. Capitalized terms used herein but not otherwise defined herein have the meanings given to them in the Agreement. This Note is entitled to the benefits of the Guaranty, the Security Agreement and the Subordination Agreement.

The Notes will be senior in all respects (including the right of payment) to all other indebtedness of the Company, now existing or hereafter incurred; provided, however, that the Notes will be subordinate to the Senior Bridge Debt and pari passu with the Laurus Debt.

The Holder is authorized to endorse on the schedules annexed hereto and made a part hereof the date and amount of the First Installment and each Subsequent Installment made pursuant to the Agreement and the date and amount of each payment or prepayment (if permitted) of principal or interest thereon. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Company in respect of the First Installment or any Subsequent Installment.

If this Note is not paid in accordance with its terms, Company shall pay to Holder, in addition to principal and accrued interest thereon, all costs of collection of the principal and accrued interest, including, but not limited to, reasonable attorneys’ fees, court costs and other costs for the enforcement of payment of this Note.

This Note is delivered in and shall be enforceable in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof, and shall be construed in accordance therewith, and shall have the effect of a sealed instrument.

The Company hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the holder hereof with respect to the time of payment or any other provision hereof or of the Agreement.

In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby. This Note is assignable pursuant to the terms of the Agreement.

IN WITNESS WHEREOF, Company has caused this Note to be executed and delivered as of the date first above written.

AXEDA SYSTEMS, INC.

By:

Name:
Title:

Date	Installment Amount	Amount of Principal Paid	Amount of Interest Paid	Outstanding Principal Balance	Notation Made By

Exhibit B

GUARANTY

Exhibit C

SECURITY AGREEMENT

Exhibit D

SUBORDINATION AGREEMENT